REVISED NEGOTIATED EMPLOYMENT AGREEMENTAND GENERAL RELEASE
           ----------------------------------------------------------

     This Revised Negotiated Employment Agreement and General Release (referred to as "Revised Negotiated Employment Agreement") is entered into this ____ day of ________________, 2000, by and between Daniel E. Corbin, (referred to as "MR. CORBIN") and Eveready Battery Company, Inc. (as defined in Paragraph 22 and referred to as "COMPANY").

     WHEREAS, MR. CORBIN is a long-term employee of the COMPANY in a key position; and

     WHEREAS, COMPANY has decided to make management changes in response to business developments, but would benefit from MR. CORBIN's assistance in transitioning to these changes; and

     WHEREAS, MR. CORBIN and COMPANY are amicably limiting and concluding their employment relationship and wish to enter into this Agreement;

     NOW THEREFORE, in consideration of the mutual promises contained in this Revised Negotiated Employment Agreement, the parties agree as follows:

     1.     Employment  Terms,  subject  to  Paragraphs  4,  5  and  6  below:
             -----------------------------------------------------------------

     a. MR. CORBIN shall execute a written resignation from his position as an officer of Energizer Holdings, Inc. and also as an officer and/or director of Eveready Battery Company, Inc. and any affiliates or subsidiaries of Energizer Holdings, Inc. effective upon execution of this Revised Negotiated Agreement. This resignation letter shall be in line with COMPANY's specifications and submitted to the Chief Executive Officer of COMPANY upon execution of this Revised Negotiated Employment Agreement.

b. Upon the effective date of the resignation set out in Paragraph 1(a) above, through January 1, 2003, MR. CORBIN will be employed by COMPANY in the position of Vice President, Special Projects, for Eveready Battery Company, Inc. MR. CORBIN will be paid the base monthly salary he earned as of October 1, 2000. MR. CORBIN will perform those duties or special projects that are specifically requested by the Chief Executive Officer of the Company or his designee. MR. CORBIN shall make arrangements to be available for questions and/or special projects, as assigned at COMPANY's discretion, on business days, except scheduled COMPANY holidays and the periods of November 22, 2000 through December 31, 2000; January 2, 2001 through February 6, 2001; and January 2, 2002 through February 6, 2002, which time periods shall constitute and be deemed MR. CORBIN's remaining 2000 paid time off allotment and the full annual allotment of paid time off (PTO) for 2001 and 2002. MR. CORBIN may perform such duties and projects from his residence or any other location, except when MR. CORBIN and COMPANY mutually agree that to do so would negatively impact COMPANY's operations.

c. MR. CORBIN agrees satisfactorily to perform his duties as assigned without disruption to COMPANY operations or injury to COMPANY's business operations or reputation.
          d. MR. CORBIN will receive a bonus payment of one hundred twenty-five thousand ($125,000), less legally required deductions, for Fiscal Year 2001 and a bonus payment of one hundred twenty-five thousand ($125,000), less legally required deductions, for Fiscal Year 2002. MR. CORBIN will not be eligible for or receive a bonus payment for Fiscal Year 2003. MR. CORBIN will receive the payments set out in this subparagraph on November 30, 2001 and November 30, 2002. This Revised Negotiated Agreement will not be deemed to prohibit or affect Mr. CORBIN's eligibility for or receipt of a bonus payment, pursuant to the COMPANY's Incentive Pay Program, for Fiscal Year 2000.

e.     The  terms  of  the  Retention Agreement entered into by COMPANY with MR.
CORBIN on September 17, 1999, will remain in full effect and nothing in this Revised Negotiated Employment Agreement will be deemed to affect MR. CORBIN's eligibility for any payment pursuant to that Retention Agreement.

f. Effective January 4, 2002, MR. CORBIN no longer will be required to be available for work or to perform any further duties for COMPANY, except as may be specifically requested by the Chief Executive Officer of COMPANY, so that MR. CORBIN may begin to seek opportunities for employment elsewhere.

g. Effective January 1, 2003, MR. CORBIN's employment will be terminated, he will be removed from the active payroll and may, if he so chooses, transfer to retiree status at that time.

h. MR. CORBIN may retain possession of the COMPANY-provided cellular phone in his possession as of October 1, 2000. MR. CORBIN will switch the mailing address for the bill to his home and, as needed, will submit an expense report to COMPANY for all charges related to COMPANY's business. The COMPANY agrees that the cellular telephone number shall be transferred to MR. CORBIN and the parties agree to execute any documents required to complete such transfer.

     i. No later than January 3, 2001, MR. CORBIN may elect to keep the office furniture assigned to him as of October 1, 2000. It is understood and agreed that the fair market value of said furnishings shall be reflected in MR. CORBIN's W-2 as income to MR. CORBIN and that MR. CORBIN shall be solely responsible for arranging to have such furniture moved to whatever location is selected by MR. CORBIN.

j.     Benefit  Plan  Participation.
     i. While he is on the payroll, MR. CORBIN shall continue to be able to participate in the benefit plans offered to other salaried employees of COMPANY and to other executives at MR. CORBIN's job grade and title. It is understood and agreed that nothing in this paragraph shall be construed to prevent COMPANY, its affiliates or its subsidiaries from terminating, modifying or reducing any of the benefit plans or incentive programs offered to employees of COMPANY during the course of this Revised Negotiated
Employment  Agreement,  as  long  as  such  action is not directed solely at MR.
CORBIN.

ii. MR. CORBIN is not entitled to and will not receive any other payments, including, but not limited to, severance, incentive or termination payments, from COMPANY or its affiliates or subsidiaries and will be deemed ineligible to participate in any such programs except as specifically identified in this Agreement.

k. Within two weeks after his removal from the payroll, MR. CORBIN will be paid for any unused, banked, or carryover paid time off (PTO) days, in accordance with Eveready policy in effect at the time. MR. CORBIN will not earn or be entitled to any paid time off otherwise allocated on January 1, 2003, for time on the payroll in 2002.

     2.     Deferred  Compensation,  Stock  Awards,  Restricted Stock Equivalent
            --------------------------------------------------------------------
Award:
   --

a.     The  terms  of  COMPANY's  Deferred  Compensation  Plan will apply to MR.
CORBIN's termination of employment and retirement in 2003, or earlier date pursuant to Paragraphs 4, 5 or 6 below, in accordance with that status as of his payroll removal date. It is understood that nothing in this paragraph shall be construed to prevent COMPANY from terminating, modifying or reducing the terms of its Deferred Compensation Plan during the course of this Revised Negotiated Employment Agreement, as long as such action is not directed solely at MR. CORBIN.

     b. MR. CORBIN previously was granted certain non-qualified stock options. The terms of those stock option agreements will continue to apply, in accordance with MR. CORBIN's status as of his payroll removal date.

          c. COMPANY and MR. CORBIN hereby mutually agree that the Restricted Stock Equivalent Award Agreement previously entered into on May 8, 2000, between COMPANY and MR. CORBIN is, upon mutual execution of this Negotiated Employment Agreement, void and of no further effect, that MR. CORBIN shall have no further rights under that Restricted Stock Equivalent Award Agreement, and that MR. CORBIN's deferral into COMPANY's Deferred Compensation Plan of his payment pursuant to the Retention Agreement entered into by COMPANY with MR. CORBIN on September 17, 1999, shall be subject solely to the terms of COMPANY's Deferred Compensation Plan, specifically including, but not limited to, those provision establishing and governing matching contributions by COMPANY. The parties acknowledge that the matching contribution rate under the terms of the Deferred Compensation Plan as of the execution of this Revised Negotiated Employment Agreement is 25% of eligible deferred compensation, subject to all other plan provisions, and also acknowledge that the COMPANY may amend this or any other provision of the Deferred Compensation Plan from time to time, in its business discretion and in accordance with plan procedures.

     3.     Pension  Benefit:
            ----------------

     MR. CORBIN's retirement benefits under the Energizer Holdings, Inc. Retirement Plan and the Supplemental Retirement Plan, or any successor plans, will be calculated in accordance with the terms of each plan taking into account all relevant terms of such plans including, but not limited to, reduction factors for early retirement and social security offsets. It is understood that nothing in this paragraph shall be construed to prevent COMPANY or its affiliates and subsidiaries from reducing the rate of future accruals or terminating or modifying the terms of such retirement plans or successor plans, as long as such action is not directed solely at MR. CORBIN.

     4. MR. CORBIN and COMPANY understand and agree that, if MR. CORBIN resigns or obtains and begins employment with another company on or prior to
                                             --------------------
January 1, 2003, COMPANY will terminate MR. CORBIN immediately by removing MR. CORBIN from COMPANY's payroll. Upon termination, MR. CORBIN's benefits as an active employee will cease. Any remaining salary continuation through January 1, 2003, and bonus payment provided for in Paragraph 1(d), will be paid to MR. CORBIN in a lump sum, less legally required deductions, within two weeks of MR. CORBIN's last day on the payroll. Part-time employment or self-employment or occasional consultation shall not constitute beginning employment under this Paragraph, subject to the confidentiality and non-competition obligations set out in Paragraphs 8, 9, 10 and 11 below.

     5. MR. CORBIN and COMPANY understand and agree that, if MR. CORBIN obtains and begins employment within COMPANY or any of its affiliates or
                                  ---------------
subsidiaries prior to January 1, 2003 in another position, this Revised Negotiated Employment Agreement will become null and void and, unless a new employment contract is executed in writing, COMPANY no longer will be obligated in any way to provide employment MR. CORBIN on its payroll for any specific amount of time in the future or to pay the bonus payments set out in Paragraph 1(d) or any bonus payment.

6. In the event of MR. CORBIN's death prior to January 1, 2003, the COMPANY agrees to the following:
     a. to pay a lump sum payment equivalent to the amount of any remaining salary continuation through January 1, 2003, pursuant to Paragraph 1(b, f, and g) above, payable to MR. CORBIN's designated beneficiary, or in lieu of designated beneficiary, to MR. Corbin's estate within thirty days of notification of MR. Corbin's death.
     b. to pay the bonus payments provided for in paragraph 1(d) above, payable to MR. CORBIN's designated beneficiary, or in lieu of designated beneficiary, to MR. CORBIN's estate within thirty days of notification of MR. CORBIN's death.

7.     Obligation  of  MR.  CORBIN:
       ---------------------------

     a. MR. CORBIN shall notify COMPANY within two days of being offered and accepting another position, if MR. CORBIN accepts a position to commence before January 1, 2003;

     b. MR. CORBIN waives all claims to future employment with COMPANY except as provided in this Revised Negotiated Employment Agreement. MR. CORBIN will not seek re-employment with COMPANY and, if a third party identifies MR. CORBIN as a candidate, COMPANY may reject such application.

     c. MR. CORBIN shall cooperate with and assist COMPANY whenever reasonably possible, so that all of his duties, responsibilities and pending matters can be transferred in an orderly way;

     d. MR. CORBIN shall provide COMPANY with full cooperation and assistance, upon COMPANY's request, including testifying at all trials, when MR. CORBIN might have relevant information. COMPANY shall pay MR. CORBIN, at an hourly rate derived from MR. CORBIN's base monthly salary during the term of this Revised Negotiated Employment Agreement, for time expended in preparation of trial, including but not limited to review of records and files, attendance at and review of depositions, attendance at conferences with counsel, attendance at trial and assistance with post trial and appeal issues and matters and for any reasonable and necessary expenses because of his requested cooperation with and assistance to COMPANY.

8.     Confidentiality  of  Information:
       --------------------------------

          MR. CORBIN acknowledges that the information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of COMPANY's battery and battery related products obtained by MR. CORBIN during the course of MR. CORBIN's employment with COMPANY, its subsidiaries and affiliated companies and its predecessors (the "Confidential Information") are confidential and the exclusive property of COMPANY/or such companies. MR. CORBIN agrees that he will not disclose to any unauthorized persons or use for MR. CORBIN's own account or for the benefit of any third party (other than COMPANY) any of such "Information" without COMPANY's prior written consent, unless and to the extent that such "Confidential Information" became generally known to and available for use by the public other than as a result of MR. CORBIN's acts or omissions to act. Such "Confidential Information", observations and data shall include, but not be limited to, COMPANY's and its affiliates current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. MR. CORBIN understands and agrees that such "Confidential Information" is important, material and confidential, and that disclosure would gravely affect the successful conduct of COMPANY's and its affiliates' businesses. The obligation to protect confidential Information is
                          ------------------------------------------------------
on-going  and  does  not expire upon the termination of the Parties' contractual
 -------------------------------------------------------------------------------
relationship.
 ------------

     9. Subject to Paragraph 1(h and i) above, by January 2, 2002, or mutually agreed earlier date, MR. CORBIN warrants and represents that he will return and deliver to COMPANY's designated representative all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of COMPANY, its affiliates, and its predecessors which MR. CORBIN possesses or has under his possession now or in the future, including, but not limited to, computer hardware, software, data and disks, draft books, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to COMPANY, a Company provided car, office equipment and supplies, credit cards, cash advances and, if applicable, any outstanding final expense report.

     10.     Non-Interference  and  Related  Agreements:
             ------------------------------------------

     For the duration of this Revised Negotiated Employment Agreement and a period of twelve (12) months after MR. CORBIN is removed from COMPANY's payroll, MR. CORBIN shall not (i) induce or attempt to induce any employee of COMPANY to leave the employ of COMPANY or in any way interfere with the relationship between COMPANY and its employees or (ii) induce or attempt to induce any customer, supplier, distributor, broker or other business relation of COMPANY to cease doing business with the COMPANY, or in any way interfere with the relationship between any customer, supplier, distributor, broker or other business relation and COMPANY.


11.     Non  Competition
        ----------------

a. For the duration of this Revised Negotiated Employment Agreement and a period of twelve (12) months after MR. CORBIN is removed from COMPANY's payroll, MR. CORBIN will not compete against COMPANY in COMPANY business.

          b.     Definition  of  "COMPANY  Business"
                 -----------------------------------
               For purposes of this Revised Negotiated Employment Agreement, the term "COMPANY Business" shall mean any company that owns or operates a business or facility that engages in any of the following business activities: (i) manufacturing, marketing, distributing and/or consulting on and or operating a facility for, the manufacturing, processing, marketing or distributing of batteries, lighting products, rechargeable batteries and related battery and lighting products; (ii) purchasing or producing materials for use as, and marketing and distributing and/or consulting on the purchasing, producing or marketing or distributing of such products or materials; and (iii) marketing and distributing, and/or consulting regarding the marketing or distributing, of such related products or materials. This obligation extends to the products and/or methods that presently are used, or were used, or are or were under development or consideration, whether or not completed, for use in COMPANY Business as of the date MR. CORBIN's employment ends for any reason. MR.
CORBIN understands that this definition applies only to this Revised Negotiated Employment Agreement. Any other restrictions on competition in other plan, policies or arrangements, including, but not limited to, those restrictions in the Fixed Benefit Option of the Deferred Compensation Plan for Key Employees, shall continue to apply as they exist now or may be modified by COMPANY in the future, as long as such modifications are not directed solely at MR. CORBIN.

c. For the purpose of this Revised Negotiated Employment Agreement, to "compete" means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept an assignment through an employer with any third party worldwide in a position involving or relating to COMPANY Business.

d. This Revised Negotiated Employment Agreement does not prevent MR. CORBIN from buying or selling stock in any company that is publicly listed and traded in any stock exchange or the over-the-counter market. However, MR. CORBIN may not use Confidential Information to engage in, or induce others to engage in, insider trading as prohibited by federal and state securities laws.

     12.     Release  and  Waiver:
             --------------------

          The promises and payments contained in this Agreement, including Paragraphs 1 (except 1(k)), 4, and 6 above, are in addition to any wages to which MR. CORBIN already is entitled because of his work for COMPANY. MR.
CORBIN agrees to accept the promises and terms in these Paragraphs in consideration for the settlement, waiver and release and discharge of any and all claims or actions against COMPANY arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of age, religion, disability, marital status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.

     13.     Promise  Not  to  Sue:
             ---------------------

          a.          MR.  CORBIN  makes  the  following  promises  not  to sue:

               i. MR. CORBIN releases, settles and forever discharges COMPANY, including its agents and Employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not MR. CORBIN currently knows of them, which might have arisen from MR. CORBIN's employment with and retirement from COMPANY and which may be brought by MR. CORBIN or another person or agency on MR. CORBIN's behalf. This includes, but is not limited to, any claim MR. CORBIN might raise under contract or tort law for actual or constructive wrongful discharge, except those claims which the
                                                   ------
parties specifically have excluded from this release and identified in Paragraph 15 below and except for a breach by COMPANY of a material provision of this Agreement.

               ii MR. CORBIN expressly releases COMPANY from any and all legal liability and waives all claims, demands, or causes of action which MR. CORBIN, or any person or agency acting on MR. CORBIN's behalf, may have against COMPANY, its agents, representatives, and employees under all federal, state, and/or local laws regulating employment, including but not limited to, all discrimination claims under the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Civil Rights Act known as 42 USC 1981, the Handicap Discrimination Act, the Missouri Human Rights Act, as amended, Section 213.010 et seq., the Missouri Service Letter Statute, as amended, Section 290.140 R.S.Mo., the Family and Medical Leave Act of 1994, and the Older Worker Benefit Protection Act.

b. The COMPANY releases, settles, and forever discharges MR. CORBIN from any and all claims, causes of actions, rights demands, debts, or damages of whatever nature, whether or not COMPANY currently knows them, which might have arisen from MR. CORBIN's actions or omissions within the scope of his duties during his employment with the COMPANY and retirement from COMPANY and which may be brought by the COMPANY or another person or agency on the COMPANY's behalf. This includes, but is not limited to, any claim COMPANY might raise under contract or tort law and also includes any claims arising under federal, state, and/or local laws regulating employment.

     14.     Penalty  for  Violation:
             -----------------------

          In the event that MR. CORBIN brings a cause of action against COMPANY in violation of Paragraph 17, 10, 12, or 13 above, MR. CORBIN understands and agrees to repay to COMPANY with interest the value of the salary continuation and benefits paid to him under Paragraph 1 (except 1(k)) of this Revised Negotiated Employment Agreement which are paid to MR. CORBIN as consideration for the promises made by MR. CORBIN in this Agreement as well as the costs of any attorney fees to recover such.

     15.     Excluded  Claims:
             ----------------

          This Agreement shall not affect MR. CORBIN's right to raise any claims based on any Social Security, or Workers' Compensation laws, or based on the terms in effect at the time the claim is raised of the Energizer Holdings, Inc. Retirement Plan, Supplemental Retirement Plan, Deferred Compensation Plan, Savings Investment Plan, Executive Savings Investment Plan, Executive Life and Health Plans, retiree benefits under the Energizer Medical Plan, and any and all other executive or employee benefit plans or programs through which he may be legally entitled to benefits as a result of his employment with COMPANY or subsequent retirement.

16.          Benefit  Earnings:
             -----------------

     It is understood and agreed that only the salary continuation and payments identified in Paragraphs 1(b), (d), (e), (f) and (k) will be considered benefit earnings for applicable benefit plans maintained by COMPANY. Any other monies paid to MR. CORBIN pursuant to this Revised Negotiated Employment Agreement shall not constitute earnings for benefit plan purposes.

17.     Confidentiality:
        ---------------

          MR. CORBIN agrees not to talk about, write about, or otherwise disclose the existence of this Revised Negotiated Employment Agreement, the terms of this Revised Negotiated Employment Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than to MR. CORBIN's spouse, financial advisor or attorney, unless MR. CORBIN is required to do so by federal, state, or local law, or by a court of competent jurisdiction. If MR. CORBIN discloses the terms of this Revised Negotiated Employment Agreement to MR. CORBIN's spouse, financial advisor or attorney, MR. CORBIN shall advise that confidentiality is an essential part of this Revised Negotiated Employment Agreement and advise each that they are bound by the confidentiality clause. MR. CORBIN understands that COMPANY will only disclose the terms of this Revised Negotiated Employment
Agreement  if  it  reasonably  concludes  that  it  is  legally  bound to do so.

     18.     Full  Revised  Negotiated  Employment  Agreement:
             ------------------------------------------------

          This Revised Negotiated Employment Agreement is intended to finally and fully define and conclude the employment relationship between MR. CORBIN and COMPANY and may be amended only by an agreement in writing signed by the parties hereto. This Revised Negotiated Employment Agreement shall not be interpreted as an admission by COMPANY, its affiliates or its subsidiaries or MR. CORBIN of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. The COMPANY specifically denies that it, or its agents, supervisors, representatives, or employees of COMPANY, its affiliates or subsidiaries, have ever committed any wrongdoing whatsoever against MR. CORBIN.

     19.     Effect  in  the  Event  of  Unenforceability:
             --------------------------------------------

          If, at the time of enforcement of any of the provisions of this Revised Negotiated Employment Agreement, but particularly Paragraphs 8, 9, 10, and 11 above, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under the circumstances will be substituted for the stated period, scope or area.

     20.     Severability:
             ------------

          In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction it is agreed such invalidity or unenforceability shall not affect any other provision of this Revised Negotiated Employment Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

     21.     Governing  Law:
             --------------

          This Revised Negotiated Employment Agreement will be governed by the internal law of the State of Missouri and not the law of conflicts.

     22.     Definition  of  Company:
             -----------------------

          For purposes of this Revised Negotiated Employment Agreement, references to COMPANY shall include all affiliates, subsidiaries, and parent holding companies of Eveready Battery Company and also shall be deemed to include all of the officers, directors, agents, and employees of those business entities.

     23.     Voluntary  Nature  of  Revised  Negotiated  Employment  Agreement:
             -----------------------------------------------------------------

          MR. CORBIN expressly acknowledges that he understands all the terms and effects of this Revised Negotiated Employment Agreement and is entering voluntarily into this Revised Negotiated Employment Agreement. MR. CORBIN expressly acknowledges that the COMPANY has given him at least twenty-one (21) days to consider this Employment Agreement as originally presented and that the COMPANY also has given him the opportunity to discuss all aspects of this Revised Negotiated Employment Agreement with an attorney before signing this Revised Negotiated Employment Agreement. MR. CORBIN states that he has discussed this Revised Negotiated Employment Agreement or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) calendar days and any further opportunity to discuss this Revised Negotiated Employment Agreement with an attorney before signing it.

     24.     Right  of  Revocation:
             ---------------------

          MR. CORBIN may revoke his acceptance within seven (7) calendar days after signing this Revised Negotiated Employment Agreement. MR. CORBIN's notice of revocation must be given to the Vice President, Human Resources, of the COMPANY in writing within seven (7) calendar days after signing this Revised Negotiated Employment Agreement in order to be valid and effective. If MR. CORBIN does revoke this Revised Negotiated Employment Agreement, neither MR. CORBIN nor COMPANY will be required to satisfy any of the terms of this Revised Negotiated Employment Agreement. If MR. CORBIN has not revoked his acceptance
                                                      ---
within seven (7) calendar days, this Revised Negotiated Employment Agreement's effectiveness will become final.

                                             EVEREADY  BATTERY  COMPANY,  INC.



                                             By:
                                                 -----------------------------
                                                 Peter  J.  Conrad
                                                 Vice President, Human Resources
                                                 Eveready Battery Company, Inc.

---------------------------------                Signed this  _________  day  of
Daniel  E.  Corbin                               ___________________,  2000.
Signed  this  _____  day  of  _____, 2000.

Witness:

Dated: